Exhibit 99.2

PRESS RELEASE

THE CHEESECAKE FACTORY TO WEBCAST

THIRD QUARTER FISCAL 2007 EARNINGS

CONFERENCE CALL ON OCTOBER 23, 2007

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – October 16, 2007 – The Cheesecake Factory  Incorporated (Nasdaq: CAKE) today announced it will release third quarter fiscal 2007 financial results after the market close on Tuesday, October 23, 2007.  The Company will hold a conference call the same day, hosted by David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q3 2007 The Cheesecake Factory Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through November 22, 2007.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1972 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry.  The Company operates 132 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and average annual unit sales of approximately $10.6 million.  Grand Lux Cafe®, the Company’s second concept, has ten units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.6 million.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 50 varieties of quality cheesecakes and other baked products.  Additionally, the Company operates one self-service, limited menu express foodservice operation and licenses two bakery cafe outlets to another foodservice operator.  For more information, please visit thecheesecakefactory.com.

###

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100